UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  May 9, 2011

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement

On May 9, 2011, Plantronics, Inc. ("the Company"),  entered into a credit agreement (the "Credit Agreement") between the Company and Wells Fargo Bank, National Association ("the Bank"). The Credit Agreement provides for a $100 million unsecured revolving credit facility. If requested by the Company and agreed to by the Bank, the Bank may increase its commitment thereunder by up to $100 million, for a total facility size of up to $200 million. At the closing of the Credit Agreement, the Company did not draw any funds under the facility.

Loans will bear interest at the election of the Company (x) at the Bank's announced prime rate less 1.5% per annum, (y) a daily one month LIBOR rate plus 1.10% per annum or (z) at an adjusted LIBOR rate, for a term of one, three or six months, plus 1.10% per annum. Interest on the loans is payable quarterly in arrears. In addition, the Company agreed to pay a fee equal to 0.20% per annum on the average daily unused amount of the line of credit, which fee is payable quarterly in arrears.

Principal, together with accrued and unpaid interest, is due on the maturity date, May 9, 2014. The Company may prepay the loans and terminate the commitments in whole at any time, without premium or penalty, subject to reimbursement of certain costs in the case of LIBOR loans.

The Company's obligations under the Credit Agreement are required to be guaranteed by the Company's domestic subsidiaries, subject to certain exceptions.

The credit facility requires the Company to comply with a maximum ratio of funded debt to EBITDA and a minimum EBITDA coverage ratio, in each case at each fiscal quarter end and determined on a rolling four-quarter basis. In addition, the Company and its subsidiaries are required to maintain unrestricted cash, cash equivalents and marketable securities plus availability under the Credit Agreement at the end of each fiscal quarter of at least $200 million.

The credit facility contains affirmative covenants, including covenants regarding the payment of taxes and other liabilities, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. The credit facility contains negative covenants, among other things, limiting the ability of the Company to incur debt, make capital expenditures, grant liens, make acquisitions and make investments. The events of default under the credit facility include payment defaults, cross defaults with certain other indebtedness, breaches of covenants, judgment defaults and bankruptcy and insolvency events involving the Company or any of its subsidiaries.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and the above summary is qualified in its entirety by reference to the Credit Agreement.

Accelerated Share Repurchase Contracts

On May 9, 2011, the Company entered into two separate Master Confirmation and Supplemental Confirmations (the “ASR Agreements”) with Goldman, Sachs & Co. (“Goldman”) pursuant to an accelerated share repurchase program (the “ASR Program”) under which the Company will repurchase shares of its common stock for an aggregate purchase price of $100 million. This accelerated share repurchase is part of the 7 million share repurchase program authorized by the Company's Board of Directors on May 2, 2011.

On or about May 12, 2011, the Company will make a total payment of $100 million to Goldman against the delivery of shares by Goldman pursuant to the terms of the ASR Agreements, of which $50 million will be used for a collared ASR Agreement (the “Collared ASR Agreement”) and $50 million of which will be used for an uncollared ASR Agreement (the “ASR Agreement”). A majority of the shares owed to the Company by Goldman will be delivered on May 23, 2011. The number of shares to ultimately be repurchased by the Company under the ASR Program will be based generally on the average daily volume-weighted average price of the Company's common stock during the term of the ASR Agreements. Purchases under the Collared ASR Agreement are subject to collar provisions that will establish minimum and maximum numbers of shares based on the average volume-weighted average share price over an initial hedge period. The minimum and maximum numbers of shares that the registrant will repurchase pursuant to the Collared ASR Agreement will not be known until the conclusion of the hedge period, which is expected to occur by May 31, 2011. The purchases under the Uncollared ASR Agreement are expected to be completed by January 9, 2012, although the completion date for either contract may be accelerated at Goldman's option. The actual number of shares repurchased will be determined at the completion of the ASR Program.

The ASR Agreements contain the principal terms and provisions governing the ASR Program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR Program may be terminated early, certain specific circumstances under which Goldman may deliver fewer than the minimum number of shares specified by the collar provisions under the terms of the Collared ASR Agreement and various acknowledgments, representations and warranties made by the Company and Goldman to one another.

The foregoing description of the ASR Agreements is a summary and is qualified in its entirety by the terms of the ASR Agreements, copies of which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 under the caption Credit Agreement above is incorporated herein by reference.

The information set forth under Item 1.01 under the caption Accelerated Share Repurchase Contracts above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description

10.1	Credit Agreement, dated May 9, 2011, between Plantronics, Inc. and Wells Fargo Bank, National Association
99.1	Press Release issued by Plantronics, Inc. dated May 9, 2011, entitled "Plantronics Announces Accelerated Share Repurchase of $100 Million"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011	PLANTRONICS, INC.

	By:	/s/ Barbara Scherer
	Name:	Barbara Scherer
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated May 9, 2011, between Plantronics, Inc. and Wells Fargo Bank, National Association
99.1	Press Release issued by Plantronics, Inc. dated May 9, 2011, entitled "Plantronics Announces Accelerated Share Repurchase of $100 Million"